Exhibit 99.1

WisdomTree Announces Second Quarter 2023 Results – Record Quarter-End AUM of $93.7 Billion;

Diluted Earnings Per Share of $0.32 ($0.09, as Adjusted)

Eleven consecutive quarters of net inflows

Annualized inflow rate of 21% across all products

Termination of contractual gold payments and operating leverage expands margin

New York, NY – (Business Wire) – July 28, 2023 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the second quarter of 2023.

$54.3 million net income ($14.9(1) million net income, as adjusted); including a non-cash gain of $41.4 million associated with the revaluation and termination of our deferred consideration—gold payments obligation.

$93.7 billion of ending AUM, an increase of 3.3% from the previous quarter arising from net inflows and market appreciation.

$2.3 billion of net inflows, primarily driven by inflows into our international equity and fixed income products, partly offset by outflows from our commodity products.

0.36% average advisory fee, unchanged from last quarter.

$85.7 million of operating revenues, an increase of 4.5% from the previous quarter primarily due to higher average AUM.

79.3% gross margin(1), a 0.2 point increase from the previous quarter due to higher revenues.

21.2% operating income margin (26.9%(1) as adjusted), a 1 point increase (5.5 point increase, as adjusted(1)) compared to our operating margin of 20.2% in the prior quarter due to higher revenues and lower contractual gold payments (upon the termination of our deferred consideration—gold payments obligation on May 10, 2023), partly offset by higher expenses incurred in response to an activist campaign.

$60.0 million of cash paid and 1,037,288 shares of common stock issued in connection with the maturity of $60.0 million aggregate principal amount of 4.25% Convertible Senior Notes.

$50.0 million cash consideration paid and 13,087 shares of Series C Non-Voting Convertible Preferred Stock, convertible into 13,087,000 shares of common stock, issued to terminate our deferred consideration—gold payments obligation.

$0.03 quarterly dividend declared, payable on August 23, 2023 to stockholders of record as of the close of business on August 9, 2023.

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree’s momentum continued in the second quarter with a 21% year-to-date pace of annualized organic flow growth, best-in-class among our asset manager peers, propelling our global AUM to record high levels. Additionally, we launched WisdomTree Prime™ in 21 states at the end of June, with near full coverage in the U.S. expected by year end. The personal finance app empowers users to save, spend and invest, bringing tokenization and blockchain-enabled finance to the center of the consumer’s financial life. Whether it’s growing the platform organically, leveraging B2B or B2B2C opportunities, or utilizing our early-mover status in tokenization to pursue third party distribution, we have significant opportunity and have opened many paths to success. I’ve never been more excited about the road ahead than I am today and expect our momentum will continue through 2023 and beyond.”

Update from Jarrett Lilien, WisdomTree COO and President

“WisdomTree has had one of its strongest first halves of a year in company history, with best-in-class flow growth driven by deep and wide flow momentum, having gathered net inflows in all 8 major product categories across our broad product suite. Our differentiated models business is also gaining traction, deepening penetration with current partners like Merrill Lynch and Morgan Stanley, winning new mandates with key partners like LPL and Corbu, and continuing to expand our models business with small independent RIAs and broker-dealers, where our pipeline is strong. And, after expanding operating margins by over 500bps through the termination of our contractual gold payments obligation earlier this quarter, we expect further margin expansion in the years ahead as our business is scalable with high incremental margins.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$93.7	$90.7	$82.0	$70.9	$74.3
Net inflows	$2.3	$6.3	$5.3	$1.7	$3.9
Average AUM	$91.6	$87.5	$77.6	$74.7	$77.7
Average advisory fee	0.36%	0.36%	0.36%	0.38%	0.39%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$85.7	$82.0	$73.3	$72.4	$77.3
Net income/(loss)	$54.3	$16.2	$(28.3)	$81.2	$8.0
Diluted earnings/(loss) per share	$0.32	$0.10	$(0.20)	$0.50	$0.05
Operating income margin	21.2%	20.2%	16.0%	20.5%	20.5%
As Adjusted (Non-GAAP(1)):
Gross margin	79.3%	79.1%	76.9%	77.5%	79.2%
Net income, as adjusted	$14.9	$11.2	$7.0	$9.3	$11.3
Diluted earnings per share, as adjusted	$0.09	$0.07	$0.04	$0.06	$0.07
Operating income margin, as adjusted	26.9%	21.4%	16.0%	20.5%	23.1%

RECENT BUSINESS DEVELOPMENTS

Company News

•

In May 2023, we closed a transaction resulting in the termination of WisdomTree’s contractual gold payments obligation to ETFS Capital Limited for approximately $137 million. The transaction expands our operating margin by over 500 basis points, is accretive to earnings per share and reduces volatility in our quarterly GAAP financial results.

•

In June 2023, stockholders elected five of WisdomTree’s six nominees, including new director Shamla Naidoo, and one of three nominees proposed by ETFS Capital Limited, Tonia Pankopf, to WisdomTree’s Board of Directors; and Win Neuger was appointed Chair of the Board.

•

In July 2023, WisdomTree Prime™ became available in the Apple App Store and Google Play for users across 21 states in the U.S., granting investors access to the blockchain-enabled financial app built to save, spend, and invest in digital assets and WisdomTree Digital Funds; our European business won ‘Best ETF Issuer’ at the Online Money Awards, marking the 2nd consecutive year of winning the award.

•	Also in July 2023, new chairs and members were appointed to all three committees of our Board of Directors.

Product News

•

In June 2023, we announced 2-for-1 forward share splits on the WisdomTree Europe Hedged Equity Fund (HEDJ), the WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund (AGZD) and the WisdomTree Japan Hedged SmallCap Equity Fund (DXJS); we launched the CORBU x WT PolyMacro Model Portfolios, a collaborative effort with CORBU, a research intelligence and advisory platform, designed for a rapidly changing global investment landscape; our Siegel-WisdomTree Longevity and Siegel-WisdomTree Global Equity Models became available on LPL Financial’s unified managed account platform Model Wealth Portfolios (MWP); and we launched the WisdomTree Renewable Energy UCITS ETF (WRNW) on the London Stock Exchange, Borsa Italiana and Börse Xetra.

•

In July 2023, we expanded our range of UCITS ETFs on SIX, the Swiss Stock Exchange, with the listing of the WisdomTree Broad Commodities UCITS ETF (PCOM) and WisdomTree Enhanced Commodity ex-Agriculture UCITS ETF (WXAG).

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Six Months Ended
	June 30, 2023		Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022		June 30, 2022	June 30, 2023	June 30, 2022
Operating Revenues:
Advisory fees	$82,004		$77,637	$70,913	$70,616		$75,586	$159,641	$152,103
Other income	3,720		4,407	2,397	1,798		1,667	8,127	3,518

Total revenues	85,724		82,044	73,310	72,414		77,253	167,768	155,621

Operating Expenses:
Compensation and benefits	26,319		27,398	24,831	23,714		24,565	53,717	49,352
Fund management and administration	17,727		17,153	16,906	16,285		16,076	34,880	31,570
Marketing and advertising	4,465		4,007	4,240	3,145		3,894	8,472	7,917
Sales and business development	3,326		2,994	3,407	2,724		3,131	6,320	5,740
Contractual gold payments	1,583		4,486	4,107	4,105		4,446	6,069	8,896
Professional fees	8,334		3,715	2,666	2,367		4,308	12,049	8,767
Occupancy, communications and equipment	1,172		1,101	1,110	986		1,049	2,273	1,802
Depreciation and amortization	121		109	104	58		53	230	100
Third-party distribution fees	1,881		2,253	1,793	1,833		1,818	4,134	4,030
Other	2,615		2,257	2,427	2,324		2,109	4,872	3,954

Total operating expenses	67,543		65,473	61,591	57,541		61,449	133,016	122,128

Operating income	18,181		16,571	11,719	14,873		15,804	34,752	33,493
Other Income/(Expenses):
Interest expense	(4,021)		(4,002)	(3,736)	(3,734)		(3,733)	(8,023)	(7,465)
Gain/(loss) on revaluation/termination of deferred consideration—gold payments	41,361		20,592	(35,423)	77,895		2,311	61,953	(14,707)
Interest income	1,000		1,083	945	811		770	2,083	1,564
Impairments	—		(4,900)	—	—		—	(4,900)	—
Loss on extinguishment of convertible notes	—		(9,721)	—	—		—	(9,721)	—
Other gains and losses, net	1,286		(2,007)	(1,815)	(5,289)		(4,474)	(721)	(29,181)

Income/(loss) before income taxes	57,807		17,616	(28,310)	84,556		10,678	75,423	(16,296)
Income tax expense/(benefit)	3,555		1,383	(21)	3,327		2,673	4,938	(14,040)

Net income/(loss)	$54,252		$16,233	$(28,289)	$81,229		$8,005	$70,485	$(2,256)

Earnings/(loss) per share—basic	$0.32	(2)	$0.10 (2)	$(0.20)	$0.50	(2)	$0.05 (2)	$0.43 (2)	$(0.02	)(2)
Earnings/(loss) per share—diluted	$0.32		$0.10	$(0.20)	$0.50	(2)	$0.05	$0.42 (2)	$(0.02)
Weighted average common shares—basic	144,351		143,862	143,126	143,120		$143,046	144,108	142,915
Weighted average common shares—diluted	170,672		159,887	143,126	158,953		158,976	165,468	142,915

As Adjusted (Non-GAAP(1))
Total operating expenses	$62,630		$64,506	$61,591	$57,541		$59,425
Operating income	$23,094		$17,538	$11,719	$14,873		$17,828
Income before income taxes	$19,752		$14,485	$8,615	$12,645		$14,498
Income tax expense	$4,833		$3,287	$1,588	$3,323		$3,241
Net income	$14,919		$11,198	$7,027	$9,322		$11,257
Earnings per share—diluted	$0.09		$0.07	$0.04	$0.06		$0.07
Weighted average common shares—diluted	170,672		159,887	159,478	158,953		158,976

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 4.5% and 11.0% from the first quarter of 2023 and the second quarter of 2022, respectively, primarily due to higher average AUM.

•	Our average advisory fee was 0.36%, 0.36% and 0.39% during the second quarter of 2023, the first quarter of 2023 and the second quarter of 2022, respectively.

Operating Expenses

•

Operating expenses increased 3.2% from the first quarter of 2023 primarily due to higher professional fees incurred in connection with an activist campaign. This increase was partly offset by lower contractual gold payments, as well as lower compensation due to seasonal items occurring in the prior quarter.

•

Operating expenses increased 9.9% from the second quarter of 2022 primarily due to higher professional fees incurred in connection with an activist campaign, incentive compensation and headcount, and fund management and administration costs. These increases were partly offset by lower contractual gold payments.

Other Income/(Expenses)

•

Interest expense was essentially unchanged from the first quarter of 2023 and increased 7.7% from the second quarter of 2022 due to a higher average level of debt outstanding and a higher effective interest rate.

•

We recognized a non-cash gain on revaluation/termination of deferred consideration of $41.4 million during the second quarter of 2023. This obligation was terminated on May 10, 2023 for aggregate consideration totaling approximately $137.0 million, including $50.0 million in cash and the issuance of 13,087 shares of Series C Non-Voting Convertible Preferred Stock (valued at $86.9 million) which are convertible into 13,087,000 shares of the Company’s common stock.

•	Interest income was essentially unchanged from the first quarter of 2023 and increased 29.9% from the second quarter of 2022, respectively, due to rising interest rates.

•

Other gains and losses, net was $1.3 million for the second quarter of 2023. This quarter includes gains on our investments of $3.1 million, partly offset by losses on our financial instruments owned of $1.0 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold exchange-traded products (“ETPs”), foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the second quarter of 2023 was 6.1%, resulting in income tax expense of $3.6 million. The effective tax rate differs from the federal statutory rate of 21% primarily due to a non-taxable gain on revaluation/termination of deferred consideration and a decrease in the deferred tax asset valuation allowance on losses recognized on our investments. These items were partly offset by non-deductible executive compensation.

•	Our adjusted effective income tax rate was 24.5%(1).

SIX MONTH HIGHLIGHTS

•

Operating revenues increased 7.8% as compared to 2022 due to higher average AUM and higher other income from large flows into some of our European products, partly offset by a lower average advisory fee.

•

Operating expenses increased 8.9% as compared to 2022 primarily due to higher incentive compensation and headcount, fund management and administration costs and professional fees incurred in connection with an activist campaign. These increases were partly offset by lower contractual gold payments.

•

Significant items reported in other income/(expense) in 2023 include: an increase in interest expense of 7.5% due to a higher level of debt outstanding; an increase in interest income of 33.2% due to an increase in our financial instruments owned; a non-cash charge of $1.4 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); gains on our financial instruments owned of $0.9 million and losses on our investments of $0.8 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•

Our effective income tax rate for 2023 was 6.5%, resulting in an income tax expense of $4.9 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a non-taxable gain on revaluation/termination of deferred consideration, a reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above and a lower tax rate on foreign earnings. These items were partly offset by a non-deductible loss on extinguishment of our convertible notes during the first quarter of 2023, non-deductible executive compensation and an increase in the deferred tax asset valuation allowance on losses recognized on our investments.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, July 28, 2023 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=G7ogAmF2.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the Participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

ABOUT WISDOMTREE

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $97.2 billion in assets under management globally.

For more information about WisdomTree and WisdomTree PrimeTM, visit: https://www.wisdomtree.com.

Please visit us on Twitter at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
GLOBAL ETPs ($ in millions)
Beginning of period assets	$90,740	$81,993	$70,878	$74,302	$79,407
Inflows/(outflows)	2,327	6,341	5,264	1,747	3,852
Market appreciation/(depreciation)	599	2,406	5,851	(5,171)	(8,953)
Fund closures	—	—	—	—	(4)

End of period assets	$93,666	$90,740	$81,993	$70,878	$74,302

Average assets during the period	$91,578	$87,508	$77,649	$74,678	$77,738
Average advisory fee during the period	0.36%	0.36%	0.36%	0.38%	0.39%
Revenue days	91	90	92	92	91
Number of ETFs—end of the period	353	350	348	347	344

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$61,283	$55,973	$48,043	$47,255	$48,622
Inflows/(outflows)	3,249	4,012	4,232	3,812	4,278
Market appreciation/(depreciation)	1,371	1,298	3,698	(3,024)	(5,645)

End of period assets	$65,903	$61,283	$55,973	$48,043	$47,255

Average assets during the period	$62,712	$59,430	$53,655	$49,466	$48,270
Number of ETFs—end of the period	80	80	79	78	77

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$29,457	$26,020	$22,835	$27,047	$30,785
(Outflows)/inflows	(922)	2,329	1,032	(2,065)	(426)
Market (depreciation)/appreciation	(772)	1,108	2,153	(2,147)	(3,308)
Fund closures	—	—	—	—	(4)

End of period assets	$27,763	$29,457	$26,020	$22,835	$27,047

Average assets during the period	$28,866	$28,078	$23,994	$25,212	$29,468
Number of ETPs—end of the period	273	270	269	269	267

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$24,534	$24,112	$20,952	$21,058	$23,738
Inflows/(outflows)	414	(149)	1,021	1,239	306
Market appreciation/(depreciation)	1,053	571	2,139	(1,345)	(2,986)

End of period assets	$26,001	$24,534	$24,112	$20,952	$21,058

Average assets during the period	$24,732	$24,726	$23,492	$22,535	$22,362

Commodity & Currency
Beginning of period assets	$24,924	$22,097	$19,561	$23,624	$26,302
(Outflows)/inflows	(1,512)	2,003	796	(2,179)	(475)
Market (depreciation)/appreciation	(1,028)	824	1,740	(1,884)	(2,203)

End of period assets	22,384	$24,924	$22,097	$19,561	$23,624

Average assets during the period	$24,033	$23,806	$20,345	$21,625	$25,767

Fixed Income
Beginning of period assets	$18,708	$15,273	$11,695	$9,192	$5,418
Inflows/(outflows)	1,471	3,513	3,393	2,627	4,038
Market appreciation/(depreciation)	36	(78)	185	(124)	(264)

End of period assets	$20,215	$18,708	$15,273	$11,695	$9,192

Average assets during the period	$19,185	$17,176	$13,962	$10,077	$7,426

	Three Months Ended
	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
International Developed Market Equity
Beginning of period assets	$11,433	$10,195	$9,183	$9,968	$11,422
Inflows/(outflows)	1,592	450	40	(115)	79
Market appreciation/(depreciation)	398	788	972	(670)	(1,533)

End of period assets	$13,423	$11,433	$10,195	$9,183	$9,968

Average assets during the period	$12,276	$10,879	$10,000	$10,032	$10,695

Emerging Market Equity
Beginning of period assets	$8,811	$8,116	$7,495	$8,386	$9,991
Inflows/(outflows)	329	486	(53)	114	(223)
Market appreciation/(depreciation)	51	209	674	(1,005)	(1,382)

End of period assets	$9,191	$8,811	$8,116	$7,495	$8,386

Average assets during the period	$8,998	$8,666	$7,770	$8,329	$9,155

Leveraged & Inverse
Beginning of period assets	$1,785	$1,754	$1,523	$1,618	$1,856
Inflows/(outflows)	12	43	59	45	90
Market appreciation/(depreciation)	67	(12)	172	(140)	(328)

End of period assets	$1,864	$1,785	$1,754	$1,523	$1,618

Average assets during the period	$1,798	$1,757	$1,623	$1,589	$1,765

Alternatives
Beginning of period assets	$306	$310	$306	$305	$293
Inflows/(outflows)	22	(18)	12	16	34
Market appreciation/(depreciation)	12	14	(8)	(15)	(22)

End of period assets	$340	$306	$310	$306	$305

Average assets during the period	$320	$308	$305	$313	$299

Cryptocurrency
Beginning of period assets	$239	$136	$163	$151	$383
(Outflows)/inflows	(1)	13	(4)	—	3
Market appreciation/(depreciation)	10	90	(23)	12	(235)

End of period assets	$248	$239	$136	$163	$151

Average assets during the period	$236	$190	$152	$178	$265

Closed ETPs
Beginning of period assets	$—	$—	$—	$—	$4
Fund closures	$—	$—	$—	$—	$(4)

End of period assets	$—	$—	$—	$—	$—

Average assets during the period	—	—	—	—	4

Headcount	291	279	273	274	264

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2023	Dec. 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83,735	$132,101
Financial instruments owned, at fair value	65,492	126,239
Accounts receivable	34,208	30,549
Prepaid expenses	8,161	4,684
Income taxes receivable	894	—
Other current assets	376	390

Total current assets	192,866	293,963
Fixed assets, net	487	544
Indemnification receivable	—	1,353
Securities held-to-maturity	245	259
Deferred tax assets, net	7,626	10,536
Investments	40,002	35,721
Right of use assets—operating leases	849	1,449
Goodwill	86,841	85,856
Intangible assets, net	604,407	603,567
Other noncurrent assets	454	571

Total assets	$933,777	$1,033,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$30,635	$36,521
Compensation and benefits payable	17,800	24,121
Operating lease liabilities	849	1,125
Convertible notes—current	—	59,197
Deferred consideration—gold payments	—	16,796
Income taxes payable	—	1,599
Accounts payable and other liabilities	18,997	9,075

Total current liabilities	68,281	148,434
Convertible notes—long term	274,140	262,019
Deferred consideration—gold payments	—	183,494
Operating lease liabilities	—	339
Other noncurrent liabilities	—	1,353

Total liabilities	342,421	595,639
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Preferred stock:
Series C Non-Voting Convertible, par value $0.01; 13.087 shares authorized, issued and outstanding	—	—
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 150,343 and 146,517 at June 30, 2023 and December 31, 2022, respectively	1,503	1,465
Additional paid-in capital	383,621	291,847
Accumulated other comprehensive loss	(693)	(1,420)
Retained earnings	74,356	13,719

Total stockholders’ equity	458,787	305,611

Total liabilities and stockholders’ equity	$933,777	$1,033,819

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income/(loss)	$70,485	$(2,256)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
(Gain)/loss on revaluation/termination of deferred consideration—gold payments	(61,953)	14,707
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(25,692)	(31,511)
Loss on extinguishment of convertible notes	9,721	—
Stock-based compensation	8,506	5,368
Contractual gold payments	6,069	8,896
Impairments	4,900	—
Deferred income taxes	2,964	3,378
Amortization of issuance costs—convertible notes	1,069	1,293
(Gains)/losses on financial instruments owned, at fair value	(947)	9,322
Losses on investments	819	—
Amortization of right of use asset	640	332
Depreciation and amortization	230	100
Other	—	120
Changes in operating assets and liabilities:
Accounts receivable	(5,254)	(3,718)
Prepaid expenses	(3,425)	(3,613)
Gold and other precious metals	18,441	23,743
Other assets	347	(241)
Intangibles—software development	(946)	(724)
Fund management and administration payable	6,419	423
Compensation and benefits payable	(18,941)	(13,537)
Income taxes receivable/payable	(2,523)	(5,235)
Operating lease liabilities	(652)	(348)
Accounts payable and other liabilities	9,752	2,043

Net cash provided by operating activities	20,029	8,542

Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(40,532)	(32,488)
Purchase of investments	(10,000)	(11,863)
Cash paid—acquisition of Securrency Transfers, Inc. (net of cash acquired)	(985)	—
Purchase of fixed assets	(58)	(205)
Proceeds from the sale of financial instruments owned, at fair value	102,020	21,455
Receipt of contingent consideration—Sale of Canadian ETF business	1,477	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	14	31

Net cash provided by/(used in) investing activities	51,936	(23,070)

Cash flows from financing activities:
Repurchase and maturity of convertible notes	(184,272)	—
Termination of deferred consideration—gold payments	(50,005)	—
Dividends paid	(9,647)	(9,679)
Issuance costs—Convertible notes	(3,548)	—
Shares repurchased	(3,540)	(3,394)
Issuance costs—Series C Preferred Stock	(97)	—
Proceeds from the issuance of convertible notes	130,000	—

Net cash used in financing activities	(121,109)	(13,073)

Increase/(decrease) in cash flow due to changes in foreign exchange rate	778	(3,372)

Net decrease in cash and cash equivalents	(48,366)	(30,973)
Cash and cash equivalents—beginning of year	132,101	140,709

Cash and cash equivalents—end of period	83,735	109,736

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,900	$7,724

Cash paid for interest	$4,514	$6,156

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on revaluation/termination of deferred consideration: Deferred consideration was an obligation we assumed in connection with the ETFS acquisition that was carried at fair value. This item represented the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations have had a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it was not core to our operating business. The item was not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

During the second quarter of 2023, we terminated this obligation for aggregate consideration totaling approximately $137.0 million.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Loss on extinguishment of our convertible notes, impairments, remeasurement of contingent consideration payable to us from the sale of our former Canadian ETF business, unrealized gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign and litigation expenses associated with certain provisions of our Stockholder Rights Agreement dated as of March 17, 2023, as amended with Continental Stock Transfer & Trust Company, as Rights Agent, are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Net income/(loss), as reported	$54,252	$16,233	$(28,289)	$81,229	$8,005
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	(41,361)	(20,592)	35,423	(77,895)	(2,311)
Add back: Expenses incurred in response to an activist campaign, net of income taxes	3,720	732	—	—	1,532
(Deduct)/add back: Unrealized (gain)/loss recognized on our investments, net of income taxes	(2,346)	2,966	469	(248)	(55)
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	762	(1,479)	669	4,778	3,165
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(508)	477	364	1,454	901
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement, net of income taxes	367	—	—	—	—
Add back/(deduct): Tax shortfalls/(windfalls) upon vesting and exercise of stock-based compensation awards	33	(185)	—	4	20
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	9,623	—	—	—
Add back: Impairments	—	4,900	—	—	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	(1,477)	—	—	—
Deduct: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	(1,609)	—	—

Adjusted net income	$14,919	$11,198	$7,027	$9,322	$11,257
Weighted average common shares—diluted	170,672	159,887	159,478	158,953	158,976

Adjusted earnings per share—diluted	$0.09	$0.07	$0.04	$0.06	$0.07

	Three Months Ended
Gross Margin and Gross Margin Percentage:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Operating revenues	$85,724	$82,044	$73,310	$72,414	$77,253
Less: Fund management and administration	(17,727)	(17,153)	(16,906)	(16,285)	(16,076)

Gross margin	$67,997	$64,891	$56,404	$56,129	$61,177

Gross margin percentage	79.3%	79.1%	76.9%	77.5%	79.2%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Operating revenues	$85,724	$82,044	$73,310	$72,414	$77,253

Operating income	$18,181	$16,571	$11,719	$14,873	$15,804
Add back: Expenses incurred in response to an activist campaign	4,913	967	—	—	2,024

Adjusted operating income	$23,094	$17,538	$11,719	$14,873	$17,828

Adjusted operating income margin	26.9%	21.4%	16.0%	20.5%	23.1%

	Three Months Ended
Adjusted Total Operating Expenses:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Total operating expenses	$67,543	$65,473	$61,591	$57,541	$61,449
Deduct: Expenses incurred in response to an activist campaign	(4,913)	(967)	—	—	(2,024)

Adjusted total operating expenses	$62,630	$64,506	$61,591	$57,541	$59,425

	Three Months Ended
Adjusted Income Before Income Taxes:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Income/(loss) before income taxes	$57,807	$17,616	$(28,310)	$84,556	$10,678
(Deduct)/add back: (Gain)/loss on revaluation/termination of deferred consideration—gold payments	(41,361)	(20,592)	35,423	(77,895)	(2,311)
Add back: Expenses incurred in response to an activist campaign	4,913	967	—	—	2,024
(Deduct)/add back: Unrealized (gain)/loss recognized on investments	(3,099)	3,918	619	(327)	(73)
Add back/(deduct): Losses/(gains) on financial instruments owned	1,007	(1,954)	883	6,311	4,180
Add back: Litigation expenses associated with certain provisions of the Stockholder Rights Agreement	485	—	—	—	—
Add back: Loss on extinguishment of convertible notes	—	9,721	—	—	—
Add back: Impairments	—	4,900	—	—	—
Deduct: Remeasurement of contingent consideration—sale of former Canadian ETF business	—	(1,477)	—	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	1,386	—	—	—

Adjusted income before income taxes	$19,752	$14,485	$8,615	$12,645	$14,498

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Adjusted income before income taxes (above)	$19,752	$14,485	$8,615	$12,645	$14,498

Income tax expense/(benefit)	$3,555	$1,383	$(21)	$3,327	$2,673
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	1,193	235	—	—	492
(Deduct)/add back: Tax (expense)/benefit on unrealized gains and losses on investments	(753)	952	150	(79)	(18)
Add back/(deduct): Tax benefit/(expense) arising from losses/(gains) on financial instruments owned	245	(475)	214	1,533	1,015
Add back: Tax benefit arising from litigation expenses associated with certain provisions of the Stockholder Rights Agreement	118	—	—	—	—
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	508	(477)	(364)	(1,454)	(901)
(Deduct)/add back: Tax (shortfalls)/windfalls upon vesting and exercise of stock-based compensation awards	(33)	185	—	(4)	(20)
Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidiary	—	—	1,609	—	—
Add back: Tax benefit arising from extinguishment of convertible notes	—	98	—	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	1,386	—	—	—

Adjusted income tax expense	$4,833	$3,287	$1,588	$3,323	$3,241

Adjusted effective income tax rate	24.5%	22.7%	18.4%	26.3%	22.4%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their potential for success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets;

•	the effect of laws and regulations that apply to our business; and

•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•

declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update